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                                                                    EXHIBIT 4.12



                         MASTER SUBORDINATION AGREEMENT


         THIS MASTER SUBORDINATION AGREEMENT (this "Subordination Agreement"), dated as of August 14, 1998, is between ENCAP EQUITY 1994 LIMITED PARTNERSHIP, a Texas limited partnership ("EnCap 1994") and ENERGY CAPITAL INVESTMENT COMPANY PLC, an English investment company ("EnCap PLC"; together with EnCap 1994, sometimes collectively herein called "Junior Creditor") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as agent (together with its successors, transferees and assigns, "Senior Creditor") .

                              W I T N E S S E T H:

         A. FUTURE PETROLEUM CORPORATION, a Utah corporation ("Borrower"), FUTURE CAL-TEX CORPORATION, a Texas corporation ("Newco"), FUTURE ACQUISITION 1995, LTD., a Texas limited partnership ("Future 1995"), BMC DEVELOPMENT NO. 1 LIMITED PARTNERSHIP, a Texas limited partnership ("BMC") and NCI-SHAWNEE LIMITED PARTNERSHIP, a Texas limited partnership ("Shawnee"; together with Borrower, BMC, Future 1995 and Newco, sometimes collectively called the "Company"), is the owner of certain oil and gas leases and other related real and personal property interests located in various counties and states, as more fully described on Exhibit A hereto (the "Land"), together with the buildings, structures and other improvements located and constructed thereon, the "Real Property".

         B. Borrower is indebted to Junior Creditor and GECKO BOOTY 1994 I LIMITED PARTNERSHIP, a Texas limited partnership ("Gecko"), which indebtedness is evidenced by (i) that certain Renewal Promissory Note executed by Borrower, on or about May 1, 1998, in favor of EnCap 1994, in the original principal sum of $3,714,305.88; (ii) that certain Renewal Promissory Note executed by Borrower, on or about May 1, 1998, in favor of EnCap PLC, in the original principal sum of $3,370,694.12; (iii) that certain Renewal Promissory Note executed by Borrower, on or about May 1, 1998, in favor of Gecko, in the original principal sum of $175,000 (collectively, the "Junior Note"; the obligations of Company to Junior Creditor, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, are hereinafter collectively referred to as the "Junior Obligations").

         C. The Junior Obligations are secured by, among other things, those certain mortgages and deeds of trust, covering the Real Property, more fully described in Schedule I hereto (collectively, the "Junior Mortgages"). The Junior Obligations are also secured by, among other things, those certain guaranties, pledges, security agreements and other documents and instruments more fully described in Schedule I hereto (such agreements and instruments, together with the Junior Mortgages, herein called the "Junior Security Documents" and the real property and personal property collateral now or hereafter encumbered by the Junior Security Documents herein called the "Junior Collateral").





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         D. Contemporaneously with the execution and delivery of this
Subordination Agreement, Borrower has (i) paid in full all amounts due and owing to Gecko under the Junior Note such that Gecko no longer has any right, title or interest in the Junior Note, the Junior Security Documents or the Junior Collateral, and (ii) paid a portion of the indebtedness to Junior Creditor evidenced by the Junior Note, such that the amount currently outstanding under the Junior Note is less than the original principal amount thereof.

         E. Company is also indebted to Senior Creditor under that certain Credit Agreement dated as of August 14, 1998 (as the same may be from time to time amended, modified, supplemented or amended and restated, the "Credit Agreement"), between Borrower and Senior Creditor.

         F. It is a condition precedent to extension of credit under the Credit Agreement that Company execute and deliver, and cause each of the Subsidiaries of the Borrower (collectively, the "Subsidiary Guarantors") to execute and deliver mortgages, guaranties, pledges, security agreements and other documents and instruments more fully described in Schedule II hereto (such agreements and instruments herein called the "Senior Security Documents" and the real property and personal property collateral now or hereafter encumbered by the Senior Security Documents herein called the "Senior Collateral"), in favor of Senior Creditor to secure the payment and performance by Company of the Obligations under the Credit Agreement.

         G. It is a condition precedent to the making of the loans under the Credit Agreement that Junior Creditor subordinate its debt and liens from Company and the Subsidiary Guarantors, including its liens against and security interests in the Real Property arising under the Junior Mortgages and its security interest in the other Junior Collateral to that of Senior Creditor and its right to payment of the Junior Obligations to the Senior Obligations.

         H. Junior Creditor has duly authorized the execution, delivery and performance of this Subordination Agreement.

         I. It is in the best interests of Junior Creditor to execute this Subordination Agreement inasmuch as Junior Creditor will derive substantial direct and indirect benefits from the extension of credit to Company by Senior Creditor.

         NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce Senior Creditor to extend credit pursuant to the Credit Agreement, Junior Creditor agrees, for the benefit of Senior Creditor, as follows:

         SECTION 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement. As used in this Subordination Agreement, the following terms shall have the following respective meanings:


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         BMC is defined in Recital A.

         Company is defined in Recital A.

         Credit Agreement is defined in the Recital D.

         Junior Collateral is defined in Recital C.

         Junior Mortgages is defined in Recital C.

         Junior Obligations is defined in Recital B.

         Junior Note is defined in Recital B.

         Junior Security Documents is defined in Recital C.

         Land is defined in Recital A.

         Real Property is defined in Recital A.

         Senior Collateral is defined in Recital E.

         Senior Creditor is defined in the preamble.

         Senior Interest is defined in Section 3(b).

         Senior Obligations means all Obligations to the Senior Creditor under the Credit Agreement and the other Loan Documents (including (i) principal, (ii) interest, including without limitation any and all interest accruing on any of the Senior Obligations after the commencement of any proceedings referred to in
Section 4 hereof, notwithstanding any provision or rule of law which might restrict the rights of Senior Creditor, as against the Company or anyone else, to collect such interest, (iii) any Hedging Obligation, (iv) costs, (v) fees (including reasonable attorneys' fees and disbursements), (vi) expenses, and
(vii) other liability or obligation arising under or in connection with the Credit Agreement), howsoever created, arising or evidenced under such documents, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. For the purposes of this Subordination Agreement, Senior Obligations shall include all liabilities described in this definition, notwithstanding any right or power of the Company or any other Person to assert any claim or defense as to the invalidity or unenforceability of any such liabilities, and no such claim or defense shall affect or impair the agreements and obligations of Junior Creditor hereunder.


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         Senior Security Documents is defined in Recital E.

         Subordinate Interest is defined in Section 3(b).

         Subordination Agreement is defined in the preamble.

         SECTION 2. Notice of Junior Obligations, etc. Junior Creditor will, from time to time: (a) promptly notify Senior Creditor of the creation of any Junior Obligations, and of the issuance of any promissory note or other instrument to evidence any Junior Obligations and (b) upon request by Senior Creditor, cause any Junior Obligations which are not then evidenced by a promissory note or other instrument of Company to be so evidenced. Such note shall contain the following provision:

                  "The indebtedness evidenced by this instrument is subordinated to the prior payment in cash in full of the Senior Obligations (as defined in the Master Subordination Agreement, dated as of August 14, 1998, made by and between the "Junior Creditor" therein (including the payee named herein) and Future Petroleum Corporation, a Utah Corporation, Future CAL-TEX Corporation, a Texas corporation, Future Acquisition 1995, Ltd., a Texas limited partnership, BMC Development No. 1 Limited Partnership, a Texas limited partnership, NCI Shawnee Limited Partnership, a Texas limited partnership, Future Energy Corporation, a Nevada corporation and Future Petroleum Corporation, a Texas corporation, in favor of Bank of America National Trust and Savings Association (the "Subordination Agreement") pursuant to, and to the extent provided in, the Subordination Agreement by the maker hereof and payee named herein in favor of Bank of America National Trust and Savings Association and any person now or hereafter designated as its designees, agents, successors or assigns."

         SECTION 3. Subordination. Except as Senior Creditor may hereafter otherwise expressly consent in writing,

         (a) the payment of all Junior Obligations shall be postponed and subordinated to the indefeasible payment in full of all Senior Obligations (and the termination of all Commitments), and no payments or other distributions whatsoever in respect of any Junior Obligations shall be made, nor shall any property or assets of Company or any Subsidiary Guarantor be applied to the purchase or other acquisition or to the defeasance or retirement of any Junior Obligations; provided, that from time to time commencing on August 14, 2000, Borrower may pay and Junior Creditor may receive and retain regularly scheduled interest payments on the Junior Note so long as, both before and after the making of each such interest payment, no Default shall have occurred and be continuing, including without limitation, a Default under Section 8.2.4 of the Credit Agreement,

         (b) all mortgage or deed of trust liens and security interests under the Junior Security Documents or otherwise, now existing or hereafter acquired by Junior Creditor in any of the Junior Collateral or the Senior Collateral (the "Subordinate Interest") shall be subordinated to the security

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interest of Senior Creditor, under the Senior Security Documents or otherwise, in the Senior Collateral (the "Senior Interest"), irrespective of the time or order of attachment or perfection of any security interest (or any defects or omissions in respect thereof) or the time or order of filing of any financing statements or other documents, or any statutes, rules, law, or court decisions to the contrary.

For the purposes of this Subordination Agreement, the Senior Obligations shall not be deemed to have been indefeasibly paid in cash in full until the Senior Creditor shall have received full payment of the Senior Obligations in cash, which payment shall have been retained by the Senior Creditor for a period of time in excess of all applicable preference or other similar periods under applicable bankruptcy, insolvency or creditors' rights laws and all Commitments of the Senior Creditor under the Credit Agreement shall have irrevocably terminated.

         SECTION 4. Bankruptcy, Insolvency, etc. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to Company, any Subsidiary Guarantor or to any of their creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of Company or any Subsidiary Guarantor, or any sale of all or substantially all of the assets of Company or any Subsidiary Guarantor, or otherwise), the Senior Obligations shall first be paid in full in cash and all Commitments terminated before the Junior Creditor shall be entitled to receive and to retain any payment or distribution in respect of the Junior Obligations and, in order to implement the foregoing: (a) all payments and distributions of any kind or character in respect of the Junior Obligations to which Junior Creditor would be entitled if the Junior Obligations were not subordinated, or subordinated and pledged or assigned pursuant to this Subordination Agreement, shall be made directly to Senior Creditor; (b) Junior Creditor shall promptly file a claim or claims, in the form required in such proceedings, for the full outstanding amount of the Junior Obligations, and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to Senior Creditor; and (c) Junior Creditor hereby irrevocably agrees that, notwithstanding any agreement between Junior Creditor and the Company or the Subsidiary Guarantors to the contrary, Senior Creditor may, at its sole discretion, in the name of Junior Creditor or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such proceedings with respect to any and all claims of Junior Creditor relating to the Junior Obligations.

         SECTION 5. Payments Held in Trust. In the event that Junior Creditor receives any payment or other distribution of any kind or character from Company or any Subsidiary Guarantor, or from any other source whatsoever, in respect of any of the Junior Obligations, such payment or other distribution shall be received in trust for Senior Creditor and promptly turned over by Junior Creditor to Senior Creditor. Junior Creditor will mark its books and records, and cause Company to mark its books and records, so as clearly to indicate that the Junior Obligations are subordinated in accordance with the terms of this Subordination Agreement, and will cause to be clearly inserted in any promissory note or other instrument which at any time evidences any of the Junior

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Obligations the statement described in Section 1. Junior Creditor will execute such further documents or instruments and take such further action as Senior Creditor may reasonably from time to time request to carry out the intent of this Subordination Agreement.

         SECTION 6. Application of Payments; Limited Subrogation. All payments and distributions received by Senior Creditor in respect of the Junior Obligations, to the extent received in or converted into cash, may be applied by Senior Creditor first to the payment of any and all expenses (including attorneys' fees and legal expenses) paid or incurred by Senior Creditor in enforcing this Subordination Agreement, or any security therefor, and any balance thereof shall, solely as between Junior Creditor and Senior Creditor, be applied by Senior Creditor in such order of application as Senior Creditor may from time to time select, toward the payment of the Senior Obligations remaining unpaid; but, as between Company, any Subsidiary Guarantor and any of their creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Obligations; and, notwithstanding any such payments or distributions received by Senior Creditor in respect of the Junior Obligations and so applied by Senior Creditor toward the payment of the Senior Obligations, Junior Creditor shall be subrogated to the then existing rights of Senior Creditor, if any, in respect of the Senior Obligations, only at such time as this Subordination Agreement shall have terminated and Senior Creditor shall have received indefeasible payment of the full amount of the Senior Obligations and all Commitments shall have terminated.

         SECTION 7. Waivers by Junior Creditor. Junior Creditor hereby waives:
(a) notice of acceptance by Senior Creditor or any holder of the Senior Note of this Subordination Agreement; (b) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Junior Creditor, including notice of the existence or creation or non-payment of all or any of the Senior Obligations or the exercise of any remedies under the Loan Documents or with respect to the Senior Collateral; (c) all diligence in collection or protection of or realization upon the Senior Obligations or any thereof or any security therefor, including any claim that any Senior Creditor may not have disposed of any such security in a commercially reasonable manner or that any Senior Creditor failed to exhaust any remedies (including against any guarantor) or to mitigate the damages resulting from a Senior Default; (d) any notice of any sale, transfer or other disposition by any Person of any right under title to or interest in any Loan Document or the Collateral; (e) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a junior creditor or that might otherwise limit exercise by any Senior Creditor of its rights against Junior Creditor hereunder and (f) all rights and defenses arising out of any election of remedies by any Senior Creditor, even though such election of remedies may impair or destroy any rights of subrogation Junior Creditor may have against the Company or any Subsidiary Guarantor by operation of law or otherwise.

         SECTION 8. Obligations of Junior Creditor. Junior Creditor will not, without prior written consent of Senior Creditor, (a) transfer, assign, or attempt to enforce or collect any Junior Obligations or any rights in respect thereof, including without limitation the declaration of any default or breach under or the acceleration of the maturity of the Junior Obligations, or any attempt

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to liquidate, foreclose, enforce or realize on any of the Junior Collateral
(provided that nothing herein shall prevent Junior Creditor from filing proofs of claim in any bankruptcy proceeding so long as Junior Creditor is otherwise in compliance with its obligations in this Subordination Agreement); (b) take any additional collateral for any Junior Obligations except for liens on and security interests in the Senior Collateral where such liens and security interests have been subordinated to the Senior Interest as provided in this Subordination Agreement; (c) convert any Junior Obligations into stock of Company or any Subsidiary Guarantor; (d) sell, assign, transfer, endorse, pledge, encumber or otherwise dispose of any of the Junior Obligations; (e) permit the terms of any of the Junior Obligations to be changed in such a manner as to have an adverse effect upon the rights or interests of the Senior Creditor; or (f) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to Company or any Subsidiary Guarantor.

         SECTION 9. Continuing Subordination; Termination. This Subordination Agreement shall, in all respects, be a continuing agreement and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of Junior Creditor) until the indefeasible payment in full of all of the Senior Obligations and the termination of all Commitments. Junior Creditor agrees that following such termination this Subordination Agreement shall be automatically reinstated if for any reason any payment made on the Senior Obligations is rescinded or must be otherwise restored by Senior Creditor, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

         SECTION 10. Rights of Senior Creditor. Senior Creditor may, from time to time, whether before or after any discontinuance of this Subordination Agreement, at its discretion and without notice to Junior Creditor, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Obligations; (b) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Obligations; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Obligations, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Obligations; and (d) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any property securing any of the Senior Obligations, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

         SECTION 11. Transfer of Senior Obligations. Senior Creditor may, from time to time, whether before or after any discontinuance of this Subordination Agreement, without notice to Junior Creditor, assign or transfer any or all of the Senior Obligations, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Obligations shall be and remain Senior Obligations for the purposes of this Subor dination Agreement, and every immediate and successive assignee or transferee of any of the Senior Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Obligations, be entitled to the benefits of this Subordination Agreement to the same extent as if such assignee or transferee were the Senior Creditor; provided, however, that, unless the

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Senior Creditor shall otherwise consent in writing, the Senior Creditor shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Subordination Agreement, for the benefit of the Senior Creditor, as to those of the Senior Obligations which the Senior Creditor has not assigned or transferred.

         SECTION 12. Transfer of Collateral. Senior Creditor may, from time to time, whether before or after any termination of this Subordination Agreement, without notice to Junior Creditor, dispose of, and exercise any other rights with respect to, any or all of the Collateral, free of the Subordinate Interest; provided, however, that Junior Creditor does not waive hereby any rights that may not be waived under Applicable Law. Junior Creditor shall, upon any disposition of any of the Collateral by Senior Creditor, execute and deliver any and all releases or other documents or agreements requested by Senior Creditor to accomplish the disposition of any of the Collateral free of the Subordinate Interest.

         SECTION 13. Miscellaneous. Neither Senior Creditor, nor any holder of the Senior Note shall be prejudiced in its rights under this Subordination Agreement by any act or failure to act of Company, any Subsidiary Guarantor or Junior Creditor, or any noncompliance of Company, any Subsidiary Guarantor or Junior Creditor with any agreement or obligation, regardless of any knowledge thereof which Senior Creditor, or any holder of the Senior Note may have, or with which Senior Creditor, or such holder may be charged; and no action permitted hereunder of Senior Creditor, or any holder of the Senior Note shall in any way affect or impair the rights of Senior Creditor, or any holder of the Senior Note, and the obligations of Junior Creditor under this Subordination Agreement. No delay on the part of Senior Creditor, or any holder of the Senior
Note in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Senior Creditor, or any holder of the Senior Note of any right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Subordination Agreement be binding upon Senior Creditor, or any holder of the Senior Note, except by the express written consent of Senior Creditor set forth in a writing duly signed and delivered on behalf of Senior Creditor. For the purposes of this Subordination Agreement, Senior Obligations shall include all obligations of Company under or in connection with the Senior Note, notwithstanding any right or power of Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of Junior Creditor hereunder.

         SECTION 14. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if to Senior Creditor or the Junior Creditor, respectively, addressed, delivered or transmitted to it, at the address or facsimile number set forth below its signature hereto or, as to either party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 14. Any notice, if mailed and properly addressed and sent by prepaid courier service, shall be deemed given when received; and notice, if transmitted by facsimile, shall be deemed given upon receipt of the confirmation of transmission.

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         SECTION 15. Senior Creditor Appointed Attorney-in-Fact. Junior Creditor
hereby appoints Senior Creditor Junior Creditor's attorney-in-fact, with full power of substitution, for the purpose of taking such action and executing agreements, instruments and other documents in the name of Junior Creditor, or otherwise, as Senior Creditor may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable.

         SECTION 16. Section Captions. Section captions used in this Subordination Agreement are for convenience of reference only, and shall not affect the construction of this Subordination Agreement.

         SECTION 17. Severability. Wherever possible each provision of this Subordination Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subordination Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Subordination Agreement.

         SECTION 18. Governing Law, Entire Agreement, etc. THIS SUBORDINATION AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS. This Subordination Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

         SECTION 19. Execution in Counterparts. This Subordination Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 20. Binding Effect. This Subordination Agreement shall be binding upon Junior Creditor, and upon the successors and assigns of Junior Creditor; and all references herein to Company and to Junior Creditor, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to Company and to Junior Creditor.

         SECTION 21. Recorded Instruments. In order to effect the subordination described in this Subordination Agreement, Junior Creditor and Senior Creditor agree to execute, acknowledge and deliver such other recordable agreements and instruments as may be reasonably necessary or desirable under the laws of the jurisdictions in which the Junior Collateral and/or the Senior Collateral is or may be located to give notice to third parties of this Subordination Agreement and to otherwise implement this Subordination Agreement.

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         IN WITNESS WHEREOF, this Subordination Agreement has been executed and delivered by Junior Creditor and Senior Creditor as of the date above first written.

                                ENCAP EQUITY 1994 LIMITED
                                PARTNERSHIP, a Texas limited partnership

                                By: EnCap Investments L.C., General Partner


                                By:    /s/ GARY R. PETERSON
                                   --------------------------------------------
                                Name: Gary R. Peterson
                                Title: Managing Director

                                Address:          1100 Louisiana Street
                                                  Suite 3150
                                                  Houston, TX 77002

                                Attention:        Gary R. Peterson
                                Facsimile:        713-659-6130


                                ENERGY CAPITAL INVESTMENT COMPANY
                                 PLC, an English investment company


                                By:  /s GARY R. PETERSON
                                   --------------------------------------------
                                Name: Gary R. Peterson
                                Title: Director

                                Address:          1100 Louisiana Street
                                                  Suite 3150
                                                  Houston, TX 77002

                                Attention:        Gary R. Peterson
                                Facsimile:        713-659-6130




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



                                BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION, a national banking
                                association, as agent


                                By:    /s/ RICHARD A. BERNARDY
                                   --------------------------------------------
                                Name:  Richard A. Bernardy
                                Title: Vice President

                                Address:                   333 Clay Street
                                                           Suite 4550
                                                           Houston, TX 77002

                                Attention:                 Richard A. Bernardy
                                Facsimile:                 713-651-4888


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